Exhibit 99.1 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Elizabeth Bowman, Assistant Controller ebowman@tier.com (571) 382-1000

Tier Announces Management Changes

RESTON, VA, March 2, 2011 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today announced that Sandip Mohapatra has been promoted to Chief Technology Officer.  Mr. Mohapatra joined Tier as Vice President of Development last fall from VAST Group International where he was the CIO and Chief Architect for the global VAST Consulting Group.

Alex P. Hart, Tier’s President and CEO, said, “Sandip has been extremely effective in his first months at Tier leading our Development and QA functions.  With his many years of senior leadership experience in financial services technology, I am confident that he will make a significant contribution to stabilizing our multiple technology platforms in very short order while better preparing us for future growth.”

Mr. Mahopatra has held senior leadership positions in companies both small and large in IT, product development, and security.  He has designed and implemented solutions for payments processing, international money transfers, and billing platforms.

The company also announced that Ronald W. Johnston has resigned as chief financial officer, effective March 3, 2011.

Mr. Hart said, “Ron was instrumental in the sale of a number of non-strategic assets and he stabilized and strengthened our financial and accounting functions after a particularly challenging time for the company. His work over nearly three years was essential in transforming Tier into a focused electronic payments provider and has placed us in a position to attract a CFO from the payments industry consistent with our strategic vision.”

“We are appreciative of Ron’s dedication to Tier and wish him only the best,” continued Mr. Hart.

The company has hired a national executive search firm to recruit a CFO with experience in the payments industry.  In the interim, John Guszak, Vice President and Controller, will report directly to Mr. Hart on finance and accounting matters.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides enhanced electronic payment services that include multiple payment choices, payment channels, and bill payment products and services to over 4,600 clients in all 50 states and the District of Columbia.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients through its subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.officialpayments.com.

Forward looking statements

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” particularly federal, state and local income tax and property tax verticals;  effectiveness and performance of our systems, payment processing platforms and operational infrastructure; our ability to grow EPS revenue while keeping costs relatively fixed; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for the period ended December 31, 2010, filed with the SEC.